Exhibit 99.2
Consolidated Report to the Financial Community
Fourth Quarter 2016

(Released February 21, 2017)
HIGHLIGHTS
GAAP losses for the fourth quarter of 2016 were $(13.44) per basic share, compared with fourth quarter 2015 losses of $(0.53) per basic share. GAAP losses for the fourth quarter of 2016 include the impact of the special items listed below, including asset impairment/plant exit costs of $13.54 per share resulting from FirstEnergy's plan to exit competitive operations by mid-2018. Operating (non-GAAP) earnings*, excluding special items, were $0.38 per basic share for the fourth quarter of 2016, compared with fourth quarter 2015 Operating (non-GAAP) earnings of $0.58 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution**	Transmission**	Services	Other	Consolidated
4Q 2015 Net Income (Loss) - GAAP	$13	$74	$(40)	$(273)	$(226)

4Q 2015 Basic EPS* (avg. shares outstanding 423M)	$0.03	$0.18	$(0.10)	$(0.64)	$(0.53)
Special Items - 2015***
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	$0.26	$—	$0.09	$—	$0.35
Other	—	—	(0.01)	—	(0.01)
Merger accounting - commodity contracts	—	—	0.11	—	0.11
Regulatory charges	0.01	—	—	—	0.01
Retail repositioning charges	—	—	0.02	—	0.02
Asset impairment/Plant exit costs	—	—	0.03	0.56	0.59
Trust securities impairment	—	—	0.04	—	0.04
Total Special Items - 4Q 2015	0.27	—	0.28	0.56	1.11
4Q 2015 Basic EPS - Operating (Non-GAAP) Earnings*	$0.30	$0.18	$0.18	$(0.08)	$0.58
Distribution Deliveries - Weather	0.05	—	—	—	0.05
Distribution Deliveries - Normal Load	0.01	—	—	—	0.01
Ohio - DCR	0.01	—	—	—	0.01
Transmission Revenues	—	0.04	—	—	0.04
Commodity Margin	—	—	(0.13)	—	(0.13)
O&M Expenses	0.02	—	(0.01)	(0.07)	(0.06)
Depreciation	(0.02)	(0.01)	—	—	(0.03)
Pension/OPEB	(0.02)	—	(0.01)	—	(0.03)
General Taxes	(0.01)	(0.01)	(0.01)	—	(0.03)
Interest Expense	0.01	—	—	(0.01)	—
Effective Income Tax Rate	(0.01)	0.01	(0.01)	—	(0.01)
Other	—	(0.01)	(0.01)	—	(0.02)
4Q 2016 Basic EPS - Operating (Non-GAAP) Earnings*	$0.34	$0.20	$—	$(0.16)	$0.38
Special Items - 2016***
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	(0.15)	—	(0.06)	—	(0.21)
Other	—	—	(0.03)	—	(0.03)
Merger accounting - commodity contracts	—	—	(0.01)	—	(0.01)
Regulatory charges	(0.01)	—	—	—	(0.01)
Asset impairment/Plant exit costs	—	—	(13.54)	—	(13.54)
Debt redemption costs	—	—	(0.01)	—	(0.01)
Trust securities impairment	—	—	(0.01)	—	(0.01)
Total Special Items - 4Q 2016	(0.16)	—	(13.66)	—	(13.82)
4Q 2016 Basic EPS* (avg. shares outstanding 431M)	$0.18	$0.20	$(13.66)	$(0.16)	$(13.44)

4Q 2016 Net Income (Loss) - GAAP	$78	$87	$(5,890)	$(71)	$(5,796)

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 41%.

1

For the year ended December 31, 2016, GAAP losses were $(14.49) per basic share compared with GAAP earnings of $1.37 per basic share for the same period of 2015. GAAP losses for the year ended December 31, 2016, include the impact of the special items listed below, including asset impairment/plant exit costs of $16.67 per share resulting from FirstEnergy's plan to exit competitive operations by mid-2018, as well as charges recognized in the second quarter of 2016 primarily associated with the impairments of goodwill, Bay Shore Unit 1 and W.H. Sammis Units 1-4. Operating (non-GAAP) earnings*, excluding special items, were $2.63 per basic share for the year ended December 31, 2016, compared to $2.71 per basic share for the same period of 2015.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution**	Transmission**	Services	Other	Consolidated
2015 Net Income (Loss) - GAAP	$588	$328	$89	$(427)	$578

2015 Basic EPS* (avg. shares outstanding 422M)	$1.39	$0.78	$0.21	$(1.01)	$1.37
Special Items - 2015
Mark-to-market adjustments-
Pension/OPEB actuarial assumptions	$0.26	$—	$0.09	$—	$0.35
Other	—	—	(0.11)	—	(0.11)
Merger accounting - commodity contracts	—	—	0.16	—	0.16
Regulatory charges	0.07	—	—	—	0.07
Retail repositioning charges	—	—	0.05	—	0.05
Asset impairment/Plant exit costs	0.01	—	0.09	0.57	0.67
Trust securities impairment	0.02	—	0.13	—	0.15
Total Special Items - 2015	0.36	—	0.41	0.57	1.34
2015 Basic EPS - Operating (Non-GAAP) Earnings*	$1.75	$0.78	$0.62	$(0.44)	$2.71
Distribution Deliveries - Weather	0.07	—	—	—	0.07
Distribution Deliveries - Normal Load	(0.03)	—	—	—	(0.03)
Ohio - DCR	0.02	—	—	—	0.02
PA Rate Case	0.11	—	—	—	0.11
NJ Rate Case	(0.03)	—	—	—	(0.03)
Transmission Revenues	—	0.14	—	—	0.14
Commodity Margin	—	—	(0.01)	—	(0.01)
O&M Expenses	0.06	—	0.02	(0.04)	0.04
Depreciation	(0.02)	(0.04)	0.01	—	(0.05)
Pension/OPEB	(0.08)	—	(0.04)	—	(0.12)
General Taxes	(0.03)	(0.07)	—	—	(0.10)
Investment Income	—	—	0.02	—	0.02
Net Financing Costs	0.02	(0.03)	—	(0.03)	(0.04)
Effective Income Tax Rate	(0.01)	0.01	(0.01)	(0.06)	(0.07)
Share Dilution	(0.02)	(0.01)	(0.01)	0.01	(0.03)
2016 Basic EPS - Operating (Non-GAAP) Earnings*	$1.81	$0.78	$0.60	$(0.56)	$2.63
Special Items - 2016
Mark-to-market adjustments-
Pension/OPEB actuarial assumptions	$(0.15)	$—	$(0.06)	$—	$(0.21)
Other	—	—	(0.01)	—	(0.01)
Merger accounting - commodity contracts	—	—	(0.05)	—	(0.05)
Regulatory charges	(0.13)	—	—	—	(0.13)
Asset impairment/Plant exit costs	—	—	(16.67)	—	(16.67)
Debt redemption costs	—	—	(0.01)	(0.01)	(0.02)
Trust securities impairments	—	—	(0.03)	—	(0.03)
Total Special Items - 2016	(0.28)	—	(16.83)	(0.01)	(17.12)
2016 Basic EPS* (avg. shares outstanding 426M)	$1.53	$0.78	$(16.23)	$(0.57)	$(14.49)

2016 Net Income (Loss) - GAAP	$651	$331	$(6,919)	$(240)	$(6,177)

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 41%.

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Consolidated Report to the Financial Community - 4th Quarter 2016                    2

Asset impairment and plant exit costs recorded in the fourth quarter and full year 2016 are shown below. See Recent Developments for additional information.

Asset Impairment/Plant Exit Costs - Q4 of 2016
(in millions, except per share amounts)
Impaired assets	Impairment
Coal generation assets	$4,058
Nuclear generation assets	4,382
Gas/Hydro generation assets	266
Nuclear fuel	243
Other assets (1)	269
Total pre-tax Asset impairment/Plant exit costs	9,218
Income tax benefit	3,382
Total after-tax Asset impairment/Plant exit costs	$5,836
GAAP EPS impact	$13.54

The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount. The income tax rates range from 36% to 38%.

(1) Includes the impairment of materials and supplies ($142 million), AE Supply intangible assets ($55 million), AE Supply's investment in OVEC ($37 million) and other assets ($35 million).

Asset Impairment/Plant Exit Costs - 2016
(in millions, except per share amounts)
Impaired assets	Impairment
Coal generation assets	$4,705
Nuclear generation assets	4,382
Gas/Hydro generation assets	266
Nuclear fuel	243
Goodwill	800
Other assets (1)	327
Total pre-tax Asset impairment/Plant exit costs	10,723
Income tax benefit	3,618
Total after-tax Asset impairment/Plant exit costs	$7,105
GAAP EPS impact	$16.67

The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of the impairment of goodwill of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes. With the exception of the impairment of goodwill and valuation allowances against state and local NOL carryforwards of $159 million included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 38%.

(1) Includes the impairment of materials and supplies ($142 million), AE Supply intangible assets ($55 million), AE Supply's investment in OVEC ($37 million), coal contract termination and settlement costs ($58 million) and other assets ($35 million).

*Operating (non-GAAP) earnings (losses) exclude “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses Operating (non-GAAP) earnings and Operating (non-GAAP) earnings by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS-Operating, on a segment basis, to further evaluate the company's performance by segment and references this non-GAAP financial measures in its decision making. Basic EPS-Operating for each segment, a non-GAAP financial measure, is calculated by dividing segment Operating (non-GAAP) earnings (losses), which exclude specials items as discussed herein, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of Operating (non-GAAP) earnings and Basic EPS-Operating by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis using the same measures management uses in forecasting, budgeting, long-term planning, and setting compensation. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2016 and 2015 GAAP to non-GAAP earnings reconciliations can be found on pages 34 & 35 of this report and all GAAP to non-GAAP earnings reconciliations are available on the company’s Investor Information website at www.firstenergycorp.com/ir.
**Disclosures for FE's reportable operating segments for 2015 have been adjusted to include the activity of the transmission assets at Jersey Central Power & Light Company (JCP&L) and the former transmission assets of Metropolitan Edison Company (ME) and Pennsylvania Electric Company (PN) from the Regulated Distribution segment to the Regulated Transmission segment, to conform to the current presentation.
***See pages 24-37 for additional details regarding special items.

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Consolidated Report to the Financial Community - 4th Quarter 2016                    3

2017 Guidance
GAAP earnings for 2017 are forecasted at $2.47 - $2.77 per basic share with 2017 Operating (non-GAAP) earnings guidance ranging from $2.70 - $3.00 per basic share. Operating (non-GAAP) earnings guidance for the individual business segments is $2.24 - $2.34 per basic share for Regulated Distribution, $0.81 - $0.85 per basic share for Regulated Transmission, $0.20 - $0.32 per basic share for Competitive Energy Services and $(0.55) - $(0.51) per basic share for Corporate / Other. GAAP earnings forecasted for the first quarter of 2017 are $0.64 - $0.74 per basic share with Operating (non-GAAP) earnings guidance ranging from $0.65 - $0.75 per basic share.

	Estimate for Year 2017*					Q1 of 2017*
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated

2017F Net Income - GAAP	$980 - $1,025	$360 - $380	$5 - $55	$(245) - $(225)	$1,100 - $1,235	$285 - $330

2017F Basic EPS (avg. shares outstanding 445M)	$2.20 - $2.30	$0.81 - $0.85	$0.01 - $0.13	$(0.55) - $(0.51)	$2.47 - $2.77	$0.64 - $0.74
Excluding Special Items:
Regulatory charges	0.04	—	—	—	0.04	0.01
Debt redemption costs	—	—	0.19	—	0.19	—
Total Special Items**	0.04	—	0.19	—	0.23	0.01
2017F Basic EPS - Operating (Non-GAAP) (avg. shares outstanding 445M)	$2.24 - $2.34	$0.81 - $0.85	$0.20 - $0.32	$(0.55) - $(0.51)	$2.70 - $3.00	$0.65 - $0.75

* Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by the weighted average basic shares outstanding and assumes up to $600 million of additional equity in 2017, of which ~$100 million relates to employee benefit and other plans. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount. The income tax rates range from 37% to 42%.
** See page 37 for descriptions regarding special items.

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Consolidated Report to the Financial Community - 4th Quarter 2016                    4

4Q 2016 Results vs 4Q 2015 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the fourth quarter of 2016 were $78 million, or $0.18 per basic share, compared with fourth quarter 2015 earnings of $13 million, or $0.03 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.34 per basic share for the fourth quarter of 2016, compared with fourth quarter 2015 Operating (non-GAAP) earnings of $0.30 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2015 Net Income - GAAP	$13

	4Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.03
	Special Items - 2015	0.27
	4Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.30
	Distribution Deliveries - Weather	0.05
	Distribution Deliveries - Normal Load	0.01
	Ohio - DCR	0.01
	O&M Expenses	0.02
	Depreciation	(0.02)
For the year ended December 31, 2016, GAAP earnings were $651 million, or $1.53 per basic share compared with $588 million, or $1.39 per basic share, for the same period of 2015. Operating (non-GAAP) earnings, excluding special items, were $1.81 per basic share for the year ended December 31, 2016, compared to $1.75 per basic share for the same period of 2015.	Pension/OPEB	(0.02)
	General Taxes	(0.01)
	Interest Expense	0.01
	Effective Income Tax Rate	(0.01)
	4Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.34
	Special Items - 2016	(0.16)
	4Q 2016 Basic EPS (avg. shares outstanding 431M)	$0.18

	4Q 2016 Net Income - GAAP	$78

4Q 2016 vs 4Q 2015 Earnings Drivers, Excluding Special Items

•
Distribution Revenues - Total distribution revenues increased earnings $0.07 per share as a result of increased deliveries of 1.5 million mega-watt hours (MWH), or 4.4%, resulting from higher weather-related usage given the very mild temperatures in the fourth quarter of 2015, higher revenues from the Ohio Delivery Capital Recovery rider (DCR), and stronger commercial and industrial demand. Residential sales increased by 950,000 MWH, or 8.1%, and sales to commercial customers increased 341,000 MWH, or 3.4%. Heating-degree-days were 26.3% above the same period of 2015 and 8.9% below normal. Deliveries to industrial customers increased 215,000 MWH, or 1.8%, primarily due to higher usage in the shale gas and steel sectors.

•	O&M Expenses - Earnings increased $0.02 per share due to lower distribution maintenance expenses, partially offset by higher Regulated Generation planned outage costs and higher benefit-related costs.

•
Depreciation - Higher depreciation expense reduced earnings $0.02 per share due to a higher asset base across the utilities and the absence of a change to depreciation rates for the Pennsylvania utilities made in the fourth quarter of 2015, reflecting lower rates approved by the Pennsylvania Public Utilities Commission (PPUC).

•	Pension/OPEB - Higher Pension/OPEB expense reduced earnings $0.02 per share.

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Consolidated Report to the Financial Community - 4th Quarter 2016                    5

•	General Taxes - Higher general taxes reduced earnings $0.01 per share as a result of higher property and revenue-related taxes.

•	Interest Expense - Lower interest expense increased earnings $0.01 per share as a result of various maturities.

•	Effective Income Tax Rate - A higher effective income tax rate reduced earnings $0.01 per share.

•
Special Items - In the fourth quarter of 2016 and 2015, Regulated Distribution special items totaled $0.16 per share and $0.27 per share, respectively as summarized in the following tables. Additional details regarding special items can be found on page 37.

Regulated Distribution Special Items - 4Q 2016	EPS
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.15
Regulatory charges	0.01
Total Special Items	$0.16

Regulated Distribution Special Items - 4Q 2015	EPS
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.26
Regulatory charges	0.01
Total Special Items	$0.27

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Consolidated Report to the Financial Community - 4th Quarter 2016                    6

Regulated Transmission

Regulated Transmission - GAAP earnings for the fourth quarter of 2016 were $87 million, or $0.20 per basic share, compared with fourth quarter 2015 GAAP earnings of $74 million, or $0.18 per basic share. Operating (non-GAAP) earnings, excluding special items, for the fourth quarter of 2016 were $0.20 per basic share, compared with fourth quarter 2015 Operating (non-GAAP) earnings of $0.18 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2015 Net Income - GAAP	$74

	4Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.18
	Special Items - 2015	—
	4Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.18
	Transmission Revenues	0.04
	Depreciation	(0.01)
	General Taxes	(0.01)
For the year ended December 31, 2016, GAAP earnings were $331 million, or $0.78 per basic share compared with $328 million, or $0.78 per basic share, for the same period of 2015. Operating (non-GAAP) earnings were $0.78 per basic share for the year ended December 31, 2016, compared to $0.78 per basic share for the same period of 2015.	Effective Income Tax Rate	0.01
	Other	(0.01)
	4Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$0.20
	Special Items - 2016	—
	4Q 2016 Basic EPS (avg. shares outstanding 431M)	$0.20

	4Q 2016 Net Income - GAAP	$87

4Q 2016 vs 4Q 2015 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings $0.04 per share, primarily due to higher rate base and the recovery of incremental operating expenses at American Transmission Systems, Incorporated (ATSI).

•
Depreciation and General Taxes - Higher depreciation and general taxes decreased earnings $0.02 per share due primarily to a higher asset base at ATSI. These expenses are recovered through ATSI's formula rate.

•	Effective Income Tax Rate - A lower effective income tax rate increased earnings $0.01 per share.

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Consolidated Report to the Financial Community - 4th Quarter 2016                    7

Competitive Energy Services

Competitive Energy Services (CES) - GAAP losses for the fourth quarter of 2016 were $(5,890) million, or $(13.66) per basic share primarily reflecting asset impairment/plant exit costs discussed above, compared with fourth quarter 2015 losses of $(40) million, or $(0.10) per basic share. Operating (non-GAAP) earnings, excluding special items, for the fourth quarter of 2016 were $0.00 per basic share, compared with fourth quarter 2015 Operating (non-GAAP) earnings of $0.18 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2015 Net Loss - GAAP	$(40)

	4Q 2015 Basic EPS (avg. shares outstanding 423M)	$(0.10)
	Special Items - 2015	0.28
	4Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.18
	Commodity Margin	(0.13)
	O&M Expenses	(0.01)
	Pension/OPEB	(0.01)
	General Taxes	(0.01)
	Effective Income Tax Rate	(0.01)
For the year ended December 31, 2016, GAAP losses were $(6,919) million, or $(16.23) per basic share primarily reflecting asset impairment/plant exit costs discussed above, compared with earnings of $89 million, or $0.21 per basic share, for the same period of 2015. Operating (non-GAAP) earnings, excluding special items, were $0.60 per basic share for the year ended December 31, 2016, compared to $0.62 per basic share for the same period of 2015.	Other	(0.01)
	4Q 2016 Basic EPS - Operating (Non-GAAP) Earnings	$—
	Special Items - 2016	(13.66)
	4Q 2016 Basic EPS (avg. shares outstanding 431M)	$(13.66)

	4Q 2016 Net Loss - GAAP	$(5,890)

4Q 2016 vs 4Q 2015 Earnings Drivers, Excluding Special Items

•
Commodity Margin - CES commodity margin decreased earnings $0.13 per share due to lower capacity revenues and lower contract sales, partially offset by increased wholesale sales, lower capacity expense and a lower fuel rate.

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 4Q16 vs 4Q15	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$(0.01)	$(0.07)	$(0.08)
- Governmental Aggregation Sales	(0.07)	(0.02)	(0.09)
- Mass Market Sales	—	(0.01)	(0.01)
- POLR Sales	(0.02)	0.04	0.02
- Structured Sales	—	(0.05)	(0.05)
Subtotal - Contract Sales	$(0.10)	$(0.11)	$(0.21)
(b) Wholesale Sales	0.01	0.07	0.08
(c) PJM Capacity Revenues	(0.25)	0.03	(0.22)
(d) Fuel Expense	0.03	(0.01)	0.02
(e) Purchased Power (net of financials)	0.02	(0.01)	0.01
(f) Capacity Expense	0.13	0.05	0.18
(g) Net MISO - PJM Transmission Cost	—	0.01	0.01
Net Change	$(0.16)	$0.03	$(0.13)

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Consolidated Report to the Financial Community - 4th Quarter 2016                    8

(a)
Contract Sales - CES' contract sales decreased 1.6 million MWH, or 12%, and reduced earnings $0.21 per share. Direct sales to large and medium commercial/industrial customers decreased 804,000 MWH, or 17%. Governmental aggregation and mass market sales decreased 345,000 MWH, or 9%. As of December 31, 2016, CES' total number of retail customers was 1.1 million, a decrease of approximately 570,000 customers since December 31, 2015.

CES Contract Sales - 4Q16 vs 4Q15
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase (Decrease)	(804)	(233)	(112)	403	(873)	(1,619)

(b) Wholesale Sales - Wholesale sales increased 2.0 million MWH and increased earnings $0.08 per share.
(c) PJM Capacity Revenues (Base Residual (BR) and Capacity Performance (CP) Auctions) - Lower capacity revenues decreased earnings $0.22 per share, primarily resulting from lower capacity prices on average in the ATSI and RTO zones. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC	RTO/ATSI/MAAC
Price Per Megawatt-Day	BR	BR	BR	CP
June 2015 - May 2016	$136.00	$357.00	$167.46	NA
June 2016 - May 2017	$59.37	$114.23	$119.13	$134.00

(d)	Fuel Expense - Lower fuel expense increased earnings $0.02 per share, primarily due to lower rates on fuel contracts.
(e) Purchased Power (net of financials) - Higher purchased power volumes of 151,000 MWH were more than offset by financial hedges and increased earnings $0.01 per share.
(f) Capacity Expense - Lower capacity expenses associated with contract sales increased earnings $0.18 per share, primarily due to lower average capacity prices in the ATSI and RTO zones and lower sales volumes.
(g) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.01 per share primarily due to lower contract sales.

•	O&M Expenses - Higher O&M expenses decreased earnings $0.01 per share primarily due to higher benefit-related costs.

•	Pension/OPEB - Higher Pension/OPEB expense reduced earnings $0.01 per share.

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Consolidated Report to the Financial Community - 4th Quarter 2016                    9

•	General Taxes - Higher general taxes decreased earnings $0.01 per share due primarily to higher property taxes.

•	Effective Income Tax Rate - A higher effective income tax rate decreased earnings $0.01 per share.

•
Special Items - In the fourth quarter of 2016 and 2015, CES special items totaled $13.66 per share and $0.28 per share, respectively as summarized in the following tables. Additional details regarding special items can be found on page 37.

CES Special Items - 4Q 2016	EPS
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.06
Other	0.03
Merger accounting - commodity contracts	0.01
Asset impairment/Plant exit costs	13.54
Debt redemption costs	0.01
Trust securities impairment	0.01
Total Special Items	$13.66

CES Special Items - 4Q 2015	EPS
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.09
Other	(0.01)
Merger accounting - commodity contracts	0.11
Retail repositioning charges	0.02
Asset impairment/Plant exit costs	0.03
Trust securities impairment	0.04
Total Special Items	$0.28

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Consolidated Report to the Financial Community - 4th Quarter 2016                    10

Corporate / Other

Corporate / Other - GAAP losses for the fourth quarter of 2016 were $(71) million, or $(0.16) per basic share, compared with fourth quarter 2015 losses of $(273) million, or $(0.64) per basic share. Operating (non-GAAP) losses for the fourth quarter of 2016 were $(0.16) per basic share compared with Operating (non-GAAP) losses of $(0.08) per basic share for the fourth quarter of 2015.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2015 Net Loss - GAAP	$(273)

	4Q 2015 Basic EPS (avg. shares outstanding 423M)	$(0.64)
	Special Items - 2015	0.56
	4Q 2015 Basic EPS - Operating (Non-GAAP) Losses	$(0.08)
	O&M Expenses	(0.07)
	Interest Expense	(0.01)
For the year ended December 31, 2016, GAAP losses were $(240) million, or $(0.57) per basic share, compared with $(427) million, or $(1.01) per basic share, for the same period of 2015. Operating (non-GAAP) losses, excluding special items, were $(0.56) per basic share for the year ended December 31, 2016, compared to $(0.44) per basic share for the same period of 2015.	4Q 2016 Basic EPS - Operating (Non-GAAP) Losses	$(0.16)
	Special Items - 2016	—
	4Q 2016 Basic EPS (avg. shares outstanding 431M)	$(0.16)

	4Q 2016 Net Loss - GAAP	$(71)

4Q 2016 vs 4Q 2015 Earnings Drivers, Excluding Special Items

•
O&M Expenses - Higher O&M expenses decreased earnings $0.07 per share primarily due to a higher charitable contribution to the FE Foundation and higher environmental remediation costs at legacy plants.

•	Interest Expense - Higher interest expense decreased earnings $0.01 per share primarily due to increased short-term borrowings.

•
The consolidated effective income tax rate for the fourth quarter of 2016 was 29.1% compared to 29.9% for the same period of 2015. For the year ended December 31, 2016, the consolidated effective income tax rate was 37.6% compared to 36.0% for the same period of 2015.

•
Special Items - In the fourth quarter of 2015, Corporate/Other special items included the impact of asset impairment/plant exit costs of $0.56 per share. Additional details regarding special items can be found on page 37.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer
Vice President,	Director,
Investor Relations	Investor Relations
(330) 384-3859	(330) 384-5832

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    11

FirstEnergy Corp.
Consolidated Statements of Income (Loss)
(In millions, except for per share amounts)

		Three Months Ended December 31			Year Ended December 31
		2016	2015	Change	2016	2015	Change
	Revenues
(1)	Regulated distribution	$2,239	$2,189	$50	$9,629	$9,582	$47
(2)	Regulated transmission	294	267	27	1,151	1,054	97
(3)	Competitive energy services	1,014	1,285	(271)	4,549	5,384	(835)
(4)	Other and reconciling adjustments	(172)	(200)	28	(767)	(994)	227
(5)	Total Revenues	3,375	3,541	(166)	14,562	15,026	(464)

	Expenses
(6)	Fuel	397	477	(80)	1,666	1,855	(189)
(7)	Purchased power	821	1,007	(186)	3,813	4,318	(505)
(8)	Other operating expenses	1,023	952	71	3,858	3,749	109
(9)	Pensions and OPEB mark-to-market adjustment	147	242	(95)	147	242	(95)
(10)	Provision for depreciation	339	313	26	1,313	1,282	31
(11)	Amortization of regulatory assets, net	98	67	31	320	268	52
(12)	General taxes	256	231	25	1,042	978	64
(13)	Impairment of assets	9,218	16	9,202	10,665	42	10,623
(14)	Total Expenses	12,299	3,305	8,994	22,824	12,734	10,090
(15)	Operating Income (Loss)	(8,924)	236	(9,160)	(8,262)	2,292	(10,554)

	Other Income (Expense)
(16)	Investment income (loss)	9	(8)	17	84	(22)	106
(17)	Impairment of equity method investment	—	(362)	362	—	(362)	362
(18)	Interest expense	(294)	(286)	(8)	(1,157)	(1,132)	(25)
(19)	Capitalized financing costs	24	24	—	103	117	(14)
(20)	Total Other Expense	(261)	(632)	371	(970)	(1,399)	429

(21)	Income (Loss) Before Income Taxes (Benefits)	(9,185)	(396)	(8,789)	(9,232)	893	(10,125)
(22)	Income taxes (benefits)	(3,389)	(170)	(3,219)	(3,055)	315	(3,370)
(23)	Net Income (Loss)	$(5,796)	$(226)	$(5,570)	$(6,177)	$578	$(6,755)

	Earnings (Loss) Per Share of Common Stock
(24)	Basic - Net Income (Loss)	$(13.44)	$(0.53)	$(12.91)	$(14.49)	$1.37	$(15.86)

(25)	Diluted - Net Income (Loss)	$(13.44)	$(0.53)	$(12.91)	$(14.49)	$1.37	$(15.86)

	Weighted Average Number of
	Common Shares Outstanding
	Basic	431	423	8	426	422	4
	Diluted	431	424	7	426	424	2

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,196	$294	$869	$(46)	$3,313
(2)	Other	43	—	43	(24)	62
(3)	Internal	—	—	102	(102)	—
(4)	Total Revenues	2,239	294	1,014	(172)	3,375

	Expenses
(5)	Fuel	131	—	266	—	397
(6)	Purchased power	724	—	199	(102)	821
(7)	Other operating expenses	596	40	406	(19)	1,023
(8)	Pension and OPEB mark-to-market adjustment	101	1	45	—	147
(9)	Provision for depreciation	172	49	103	15	339
(10)	Amortization of regulatory assets, net	95	3	—	—	98
(11)	General taxes	176	38	36	6	256
(12)	Impairment of assets	—	—	9,218	—	9,218
(13)	Total Expenses	1,995	131	10,273	(100)	12,299
(14)	Operating Income (Loss)	244	163	(9,259)	(72)	(8,924)

	Other Income (Expense)
(15)	Investment income	12	—	10	(13)	9
(16)	Impairment of equity method investment	—	—	—	—	—
(17)	Interest expense	(144)	(41)	(51)	(58)	(294)
(18)	Capitalized financing costs	5	9	8	2	24
(19)	Total Other Expense	(127)	(32)	(33)	(69)	(261)

(20)	Income (Loss) Before Income Taxes (Benefits)	117	131	(9,292)	(141)	(9,185)
(21)	Income taxes (benefits)	39	44	(3,402)	(70)	(3,389)
(22)	Net Income (Loss)	$78	$87	$(5,890)	$(71)	$(5,796)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's (FE) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated Utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,141	$267	$1,112	$(44)	$3,476
(2)	Other	48	—	50	(33)	65
(3)	Internal	—	—	123	(123)	—
(4)	Total Revenues	2,189	267	1,285	(200)	3,541

	Expenses
(5)	Fuel	127	—	350	—	477
(6)	Purchased power	787	—	343	(123)	1,007
(7)	Other operating expenses	572	43	406	(69)	952
(8)	Pension and OPEB mark-to-market adjustment	179	3	60	—	242
(9)	Provision for depreciation	154	42	101	16	313
(10)	Amortization of regulatory assets, net	65	2	—	—	67
(11)	General taxes	167	29	28	7	231
(12)	Impairment of assets	—	—	16	—	16
(13)	Total Expenses	2,051	119	1,304	(169)	3,305
(14)	Operating Income (Loss)	138	148	(19)	(31)	236

	Other Income (Expense)
(15)	Investment income (loss)	9	—	(9)	(8)	(8)
(16)	Impairment of equity method investment	—	—	—	(362)	(362)
(17)	Interest expense	(150)	(39)	(48)	(49)	(286)
(18)	Capitalized financing costs	4	8	10	2	24
(19)	Total Other Expense	(137)	(31)	(47)	(417)	(632)

(20)	Income (Loss) Before Income Taxes (Benefits)	1	117	(66)	(448)	(396)
(21)	Income taxes (benefits)	(12)	43	(26)	(175)	(170)
(22)	Net Income (Loss)	$13	$74	$(40)	$(273)	$(226)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated Utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2016 vs. Three Months Ended December 31, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$55	$27	$(243)	$(2)	$(163)
(2)	Other	(5)	—	(7)	9	(3)
(3)	Internal revenues	—	—	(21)	21	—
(4)	Total Revenues	50	27	(271)	28	(166)

	Expenses
(5)	Fuel	4	—	(84)	—	(80)
(6)	Purchased power	(63)	—	(144)	21	(186)
(7)	Other operating expenses	24	(3)	—	50	71
(8)	Pension and OPEB mark-to-market adjustment	(78)	(2)	(15)	—	(95)
(9)	Provision for depreciation	18	7	2	(1)	26
(10)	Amortization of regulatory assets, net	30	1	—	—	31
(11)	General taxes	9	9	8	(1)	25
(12)	Impairment of assets	—	—	9,202	—	9,202
(13)	Total Expenses	(56)	12	8,969	69	8,994
(14)	Operating Income (Loss)	106	15	(9,240)	(41)	(9,160)

	Other Income (Expense)
(15)	Investment income	3	—	19	(5)	17
(16)	Impairment of equity method investment	—	—	—	362	362
(17)	Interest expense	6	(2)	(3)	(9)	(8)
(18)	Capitalized financing costs	1	1	(2)	—	—
(19)	Total Other Income (Expense)	10	(1)	14	348	371

(20)	Income (Loss) Before Income Taxes (Benefits)	116	14	(9,226)	307	(8,789)
(21)	Income taxes (benefits)	51	1	(3,376)	105	(3,219)
(22)	Net Income (Loss)	$65	$13	$(5,850)	$202	$(5,570)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated Utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$9,401	$1,151	$3,892	$(181)	$14,263
(2)	Other	228	—	178	(107)	299
(3)	Internal	—	—	479	(479)	—
(4)	Total Revenues	9,629	1,151	4,549	(767)	14,562

	Expenses
(5)	Fuel	567	—	1,099	—	1,666
(6)	Purchased power	3,273	—	1,019	(479)	3,813
(7)	Other operating expenses	2,436	161	1,526	(265)	3,858
(8)	Pension and OPEB mark-to-market adjustment	101	1	45	—	147
(9)	Provision for depreciation	676	187	387	63	1,313
(10)	Amortization of regulatory assets, net	313	7	—	—	320
(11)	General taxes	720	153	134	35	1,042
(12)	Impairment of assets	—	—	10,665	—	10,665
(13)	Total Expenses	8,086	509	14,875	(646)	22,824
(14)	Operating Income (Loss)	1,543	642	(10,326)	(121)	(8,262)

	Other Income (Expense)
(15)	Investment income	49	—	66	(31)	84
(16)	Impairment of equity method investment	—	—	—	—	—
(17)	Interest expense	(586)	(158)	(194)	(219)	(1,157)
(18)	Capitalized financing costs	20	34	37	12	103
(19)	Total Other Expense	(517)	(124)	(91)	(238)	(970)

(20)	Income (Loss) Before Income Taxes (Benefits)	1,026	518	(10,417)	(359)	(9,232)
(21)	Income taxes (benefits)	375	187	(3,498)	(119)	(3,055)
(22)	Net Income (Loss)	$651	$331	$(6,919)	$(240)	$(6,177)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated Utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    16

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$9,386	$1,054	$4,493	$(173)	$14,760
(2)	Other	196	—	205	(135)	266
(3)	Internal	—	—	686	(686)	—
(4)	Total Revenues	9,582	1,054	5,384	(994)	15,026

	Expenses
(5)	Fuel	533	—	1,322	—	1,855
(6)	Purchased power	3,548	—	1,456	(686)	4,318
(7)	Other operating expenses	2,240	156	1,670	(317)	3,749
(8)	Pension and OPEB mark-to-market adjustment	179	3	60	—	242
(9)	Provision for depreciation	664	164	394	60	1,282
(10)	Amortization of regulatory assets, net	261	7	—	—	268
(11)	General taxes	703	102	140	33	978
(12)	Impairment of assets	8	—	34	—	42
(13)	Total Expenses	8,136	432	5,076	(910)	12,734
(14)	Operating Income (Loss)	1,446	622	308	(84)	2,292

	Other Income (Expense)
(15)	Investment income (loss)	42	—	(16)	(48)	(22)
(16)	Impairment of equity method investment	—	—	—	(362)	(362)
(17)	Interest expense	(600)	(147)	(192)	(193)	(1,132)
(18)	Capitalized financing costs	25	44	39	9	117
(19)	Total Other Expense	(533)	(103)	(169)	(594)	(1,399)

(20)	Income Before Income Taxes	913	519	139	(678)	893
(21)	Income taxes	325	191	50	(251)	315
(22)	Net Income	$588	$328	$89	$(427)	$578

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated Utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    17

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2016 vs. Year Ended December 31, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$15	$97	$(601)	$(8)	$(497)
(2)	Other	32	—	(27)	28	33
(3)	Internal revenues	—	—	(207)	207	—
(4)	Total Revenues	47	97	(835)	227	(464)

	Expenses
(5)	Fuel	34	—	(223)	—	(189)
(6)	Purchased power	(275)	—	(437)	207	(505)
(7)	Other operating expenses	196	5	(144)	52	109
(8)	Pension and OPEB mark-to-market adjustment	(78)	(2)	(15)	—	(95)
(9)	Provision for depreciation	12	23	(7)	3	31
(10)	Amortization of regulatory assets, net	52	—	—	—	52
(11)	General taxes	17	51	(6)	2	64
(12)	Impairment of assets	(8)	—	10,631	—	10,623
(13)	Total Expenses	(50)	77	9,799	264	10,090
(14)	Operating Income (Loss)	97	20	(10,634)	(37)	(10,554)

	Other Income (Expense)
(15)	Investment income	7	—	82	17	106
(16)	Impairment of equity method investment	—	—	—	362	362
(17)	Interest expense	14	(11)	(2)	(26)	(25)
(18)	Capitalized financing costs	(5)	(10)	(2)	3	(14)
(19)	Total Other Expense	16	(21)	78	356	429

(20)	Income (Loss) Before Income Taxes (Benefits)	113	(1)	(10,556)	319	(10,125)
(21)	Income taxes (benefits)	50	(4)	(3,548)	132	(3,370)
(22)	Net Income (Loss)	$63	$3	$(7,008)	$187	$(6,755)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated Utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    18

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Dec. 31, 2016	Dec. 31, 2015
Current Assets:
Cash and cash equivalents	$199	$131
Receivables	1,615	1,595
Other	1,136	1,314
Total Current Assets	2,950	3,040

Property, Plant and Equipment	29,387	37,214
Investments	3,026	2,788
Deferred Charges and Other Assets	7,785	9,052
Total Assets	$43,148	$52,094

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,685	$1,166
Short-term borrowings	2,675	1,708
Accounts payable	1,043	1,075
Other	1,723	1,653
Total Current Liabilities	7,126	5,602

Capitalization:
Total equity	6,241	12,422
Long-term debt and other long-term obligations	18,192	19,099
Total Capitalization	24,433	31,521
Noncurrent Liabilities	11,589	14,971
Total Liabilities and Capitalization	$43,148	$52,094

General Information
	Three Months Ended December 31		Year Ended December 31
	2016	2015	2016	2015
Debt redemptions	$(1,314)	$(98)	$(2,331)	$(879)
New long-term debt issues	$1,455	$227	$1,976	$1,311
Short-term borrowings increase (decrease)	$(300)	$(225)	$975	$(91)
Property additions	$679	$679	$2,835	$2,704

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of December 31		As of December 31
	2016	% Total	2015	% Total
Total Equity (GAAP)	$6,241	17%	$12,422	35%
Non-cash Charges / Non-cash Write Downs*	8,264	23%	2,077	6%
Accumulated Other Comprehensive Income	(174)	(1)%	(171)	(1)%
Adjusted Equity**	14,331	39%	14,328	40%

Long-term Debt and Other Long-term Obligations (GAAP)	18,192	50%	19,099	54%
Currently Payable Long-term Debt (GAAP)	1,685	5%	1,166	3%
Short-term Borrowings (GAAP)	2,675	7%	1,708	5%
Reimbursement Obligations	9	—%	54	—%
Guarantees of Indebtedness	325	1%	328	1%
Less Securitization Debt	(825)	(2)%	(913)	(3)%
Adjusted Debt**	22,061	61%	21,442	60%

Adjusted Capitalization**	$36,392	100%	$35,770	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with the impairment of assets at CES, pension and OPEB mark-to-market adjustments, and regulatory asset charges through December 31, 2016, as permitted by the FE Credit Facility, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under FE's current syndicated revolving credit facility (FE Credit Facility). These financial measures, as calculated in accordance with the FE Credit Facility, help shareholders understand FE's compliance with, and provide a basis for understanding FE's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facility requires FE to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

Additionally under the FE Credit Facility, FE is now also required to maintain a minimum interest coverage ratio of 1.75 to 1.00 until December 31, 2017, 2.00 to 1.00 beginning January 1, 2018 until December 31, 2018, 2.25 to 1.00 beginning January 1, 2019 until December 31, 2019, and 2.50 to 1.00 beginning January 1, 2020 until December 31, 2021. As of December 31, 2016 FE’s interest coverage ratio was 4.9.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    19

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

	Condensed Consolidated Statements of Cash Flows (GAAP)
		Three Months Ended		Year Ended
		December 31		December 31
		2016	2015	2016	2015
	Cash flows from operating activities
	Net income (loss)	$(5,796)	$(226)	$(6,177)	$578
	Adjustments to reconcile net income (loss) to net cash from operating activities:
	Depreciation and amortization (1)	557	539	1,997	1,922
	Impairment of assets	9,218	16	10,665	42
	Investment impairment, including equity method investments	8	394	21	464
	Pension and OPEB mark-to-market adjustment	147	242	147	242
	Deferred income taxes and investment tax credits, net	(3,381)	(144)	(3,063)	284
	Deferred costs on sale leaseback transaction, net	13	11	49	48
	Deferred purchased power and fuel costs	4	(32)	(30)	(105)
	Asset removal costs charged to income	13	15	54	55
	Retirement benefits	19	(2)	64	(20)
	Commodity derivative transactions, net	19	(9)	9	(73)
	Pension trust contributions	(85)	—	(382)	(143)
	Gain on sale of investment securities held in trusts	(8)	(4)	(50)	(23)
	Lease payments on sale and leaseback transaction	(26)	(29)	(120)	(131)
	Change in working capital and other	89	359	187	307
	Cash flows provided from operating activities	791	1,130	3,371	3,447
	Cash flows used for financing activities	(338)	(250)	(22)	(279)
	Cash flows used for investing activities	(805)	(835)	(3,281)	(3,122)
	Net change in cash and cash equivalents	$(352)	$45	$68	$46

(1)	Includes Non-cash expenses/Amortization of Regulatory Assets, net, nuclear fuel, intangible assets, and deferred debt-related costs.

Liquidity position as of January 31, 2017

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	December 2021	$4,000	$1,341
FET / ATSI / TrAIL / MAIT	Revolving	December 2021	1,000	1,000
(1) FE and FEU subsidiary borrowers		Subtotal:	$5,000	$2,341
		Cash:	—	308
		Total:	$5,000	$2,649

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    20

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended December 31			Year Ended December 31
(MWH in thousand)		2016	2015	Change	2016	2015	Change

Ohio	- Residential	4,065	3,777	7.6%	17,658	17,181	2.8%
	- Commercial	3,702	3,560	4.0%	15,423	15,185	1.6%
	- Industrial	4,929	4,933	-0.1%	20,276	20,548	-1.3%
	- Other	81	84	-3.6%	332	335	-0.9%
	Total Ohio	12,777	12,354	3.4%	53,689	53,249	0.8%
Pennsylvania	- Residential	4,475	4,162	7.5%	18,728	18,823	-0.5%
	- Commercial	3,155	3,090	2.1%	13,035	12,985	0.4%
	- Industrial	5,024	4,865	3.3%	20,226	20,086	0.7%
	- Other	28	30	-6.7%	117	120	-2.5%
	Total Pennsylvania	12,682	12,147	4.4%	52,106	52,014	0.2%
New Jersey	- Residential	2,042	1,896	7.7%	9,635	9,639	0.0%
	- Commercial	2,172	2,099	3.5%	9,060	9,135	-0.8%
	- Industrial	529	518	2.1%	2,161	2,201	-1.8%
	- Other	22	22	0.0%	87	86	1.2%
	Total New Jersey	4,765	4,535	5.1%	20,943	21,061	-0.6%
Maryland	- Residential	771	707	9.1%	3,254	3,304	-1.5%
	- Commercial	503	485	3.7%	2,102	2,100	0.1%
	- Industrial	402	422	-4.7%	1,603	1,642	-2.4%
	- Other	4	4	0.0%	16	16	0.0%
	Total Maryland	1,680	1,618	3.8%	6,975	7,062	-1.2%
West Virginia	- Residential	1,357	1,218	11.4%	5,565	5,519	0.8%
	- Commercial	895	852	5.0%	3,720	3,686	0.9%
	- Industrial	1,451	1,382	5.0%	5,816	5,792	0.4%
	- Other	7	7	0.0%	27	28	-3.6%
	Total West Virginia	3,710	3,459	7.3%	15,128	15,025	0.7%
Total Residential		12,710	11,760	8.1%	54,840	54,466	0.7%
Total Commercial		10,427	10,086	3.4%	43,340	43,091	0.6%
Total Industrial		12,335	12,120	1.8%	50,082	50,269	-0.4%
Total Other		142	147	-3.4%	579	585	-1.0%

Total Distribution Deliveries		35,614	34,113	4.4%	148,841	148,411	0.3%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    21

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended December 31			Year Ended December 31
	2016	2015	Normal	2016	2015	Normal
Composite Heating-Degree-Days	1,721	1,363	1,890	4,923	5,241	5,400
Composite Cooling-Degree-Days	30	5	14	1,281	1,088	937

Shopping Statistics (Based Upon MWH)	Three Months Ended December 31		Year Ended December 31
	2016	2015	2016	2015

OE	81%	79%	80%	79%
Penn	65%	61%	63%	60%
CEI	86%	84%	85%	83%
TE	88%	76%	83%	75%
JCP&L	53%	52%	51%	50%
Met-Ed	69%	69%	68%	67%
Penelec	70%	70%	70%	70%
PE(1)	49%	51%	49%	48%
WP	66%	63%	65%	61%

(1) Represents Maryland only.

Competitive Operating Statistics (1)	Three Months Ended December 31		Year Ended December 31
	2016	2015	2016	2015
Generation Capacity Factors:
Nuclear	93%	93%	90%	90%
Fossil - Baseload	61%	51%	56%	60%
Fossil - Load Following	9%	39%	31%	44%

Generation Fuel Rate:
Nuclear	$7	$7	$7	$7
Fossil	$24	$27	$24	$27
Total Fleet	$16	$17	$16	$17

Generation Output Mix:
Nuclear	51%	51%	49%	47%
Fossil - Baseload	41%	35%	38%	39%
Fossil - Load Following	1%	6%	5%	7%
Peaking/CT/Hydro	7%	8%	8%	7%

(1) Excludes Reliability Must Run (RMR) and units deactivated in April 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    22

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended December 31			Year Ended December 31
Contract Sales	2016	2015	Change	2016	2015	Change
POLR	2,443	2,040	403	9,969	11,950	(1,981)

Structured Sales	2,239	3,112	(873)	11,414	12,902	(1,488)

Direct	3,920	4,724	(804)	15,310	23,585	(8,274)

Aggregation	2,932	3,165	(233)	13,730	15,443	(1,713)
Mass Market	519	631	(112)	2,431	3,878	(1,447)

Total Contract Sales	12,053	13,672	(1,619)	52,854	67,758	(14,903)

Wholesale Spot Sales	5,263	3,302	1,961	15,201	7,326	7,875

Purchased Power
- Bilaterals	619	545	74	2,230	1,996	234
- Spot	632	555	77	3,402	8,030	(4,628)
Total Purchased Power	1,251	1,100	151	5,632	10,026	(4,394)

Generation Output
- Fossil	8,213	7,981	232	33,057	35,418	(2,361)
- Nuclear	8,351	8,282	69	32,034	31,915	119
- Deactivated Units (1)	—	—	—	—	758	(758)
Total Generation Output	16,564	16,263	301	65,091	68,091	(3,000)

(1)	Includes units deactivated in April 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    23

FirstEnergy Corp.
Consolidated GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2016			Three Months Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,375	$—		$3,541	$—

	Expenses
(2)	Fuel	397	(8)	(c)	477	(76)	(c,f)
(3)	Purchased power	821	—		1,007	—
(4)	Other operating expenses	1,023	(27)	(b,d)	952	(14)	(b,d,e,f)
(5)	Pension and OPEB mark-to-market adjustment	147	(147)	(a)	242	(242)	(a)
(6)	Provision for depreciation	339	—		313	—
(7)	Amortization of regulatory assets, net	98	—		67	—
(8)	General taxes	256	—		231	(1)	(f)
(9)	Impairment of assets	9,218	(9,218)	(f)	16	(16)	(f)
(10)	Total Expenses	12,299	(9,400)		3,305	(349)
(11)	Operating Income (Loss)	(8,924)	9,400		236	349

	Other Income (Expense)
(12)	Investment income (loss)	9	8	(h)	(8)	33	(f,h)
(13)	Impairment of equity method investment	—	—		(362)	362	(f)
(14)	Interest expense	(294)	7	(g)	(286)	—
(15)	Capitalized financing costs	24	—		24	—
(16)	Total Other Expense	(261)	15		(632)	395

(17)	Income (Loss) Before Income Taxes (Benefits)	(9,185)	9,415		(396)	744
(18)	Income taxes (benefits)	(3,389)	3,456		(170)	274
(19)	Net Income (Loss)	$(5,796)	$5,959		$(226)	$470

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension / OPEB actuarial assumptions: 2016 ($0.21 per share), ($147) million included in "Pension and OPEB mark-to-market adjustment". 2015 ($0.35 per share), ($242) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Mark-to-market adjustments - Other: 2016 ($0.03 per share), ($19) million included in "Other operating expenses'. 2015 (($0.01) per share), $9 million included in "Other operating expenses".
(c)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel". 2015 ($0.11 per share), ($75) million included in "Fuel".
(d)	Regulatory charges: 2016 ($0.01 per share), ($8) million included in "Other operating expenses". 2015 ($0.01 per share),($7) million included in "Other operating expenses".
(e)	Retail repositioning charges: 2015 ($0.02 per share), ($15) million included in "Other operating expenses".
(f)
Asset impairment/Plant exit costs: 2016 ($13.54 per share), ($9,218) million included in "Impairment of assets". 2015 ($0.59 per share), ($1) million included in "Fuel", ($1) million included in "Other operating expenses", ($1) million included in "General taxes", ($16) million included in "Impairment of assets"; $2 million included in "Investment income (loss)", and $362 million included in "Impairment of equity method investment".

(g)	Debt redemption costs: 2016 ($0.01 per share), $7 million in "Interest expense".
(h)	Trust securities impairment: 2016 ($0.01 per share), $8 million included in "Investment income (loss)'. 2015 ($0.04 per share), $31 million included in "Investment income (loss)".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 431 million shares in the fourth quarter of 2016 and 423 million shares in the fourth quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    24

FirstEnergy Corp.
Consolidated GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2016			Year Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$14,562	$—		$15,026	$(3)	(d,f)

	Expenses
(2)	Fuel	1,666	(90)	(c,f)	1,855	(123)	(c,f)
(3)	Purchased Power	3,813	—		4,318	—
(4)	Other operating expenses	3,858	(96)	(b,d)	3,749	(9)	(b,d,e,f)
(5)	Pension and OPEB mark-to-market adjustment	147	(147)	(a)	242	(242)	(a)
(6)	Provision for depreciation	1,313	—		1,282	—
(7)	Amortization of regulatory assets, net	320	—		268	(2)	(d)
(8)	General taxes	1,042	—		978	(2)	(f)
(9)	Impairment of assets	10,665	(10,665)	(f)	42	(42)	(f)
(10)	Total Expenses	22,824	(10,998)		12,734	(420)
(11)	Operating Income	(8,262)	10,998		2,292	417

	Other Income (Expense)
(12)	Investment income (loss)	84	19	(f,h)	(22)	115	(f,h)
(13)	Impairment of equity method investment	—	—		(362)	362	(f)
(14)	Interest expense	(1,157)	11	(g)	(1,132)	—
(15)	Capitalized financing costs	103	—		117	—
(16)	Total Other Expense	(970)	30		(1,399)	477

(17)	Income (Loss) Before Income Taxes	(9,232)	11,028		893	894
(18)	Income taxes	(3,055)	3,731	(f)	315	328
(19)	Net Income (Loss)	$(6,177)	$7,297		$578	$566

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2016 ($0.21 per share), ($147) million included in "Pension and OPEB mark-to-market adjustment". 2015 ($0.35 per share), ($242) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Mark-to-market adjustments - Other: 2016 ($0.01 per share), ($9) million included in "Other operating expenses". 2015 (($0.11) per share), $73 million included in "Other operating expenses".
(c)	Merger accounting - commodity contracts: 2016 ($0.05 per share), ($32) million included in "Fuel". 2015 ($0.16 per share), ($110) million included in "Fuel".
(d)
Regulatory charges: 2016 ($0.13 per share), ($87) million included in "Other operating expenses'. 2015 ($0.07 per share), $2 million included in "Revenues", ($42) million included in "Other operating expenses", and ($2) million included in "Amortization of regulatory assets, net".

(e)	Retail repositioning charges: 2015 ($0.05 per share), ($31) million included in "Other operating expenses".
(f)
Asset impairment/Plant exit costs: 2016 ($16.67 per share), ($58) million included in "Fuel"; ($10,665) million included in "Impairment of assets"; ($2) million included in "Investment income (loss)"; and $159 million included in "Income taxes". 2015 ($0.67 per share), ($5) million included in "Revenues", ($13) million included in "Fuel", ($9) million included in "Other operating expenses", ($2) million included in "General taxes", ($42) million included in "Impairment of assets", $13 million included in "Investment income (loss)", and $362 million included in "Impairment of equity method investment".

(g)	Debt redemption costs: 2016 ($0.02 per share), $11 million included in "Interest expense".
(h)	Trust securities impairment: 2016 ($0.03 per share), $21 million included in "Investment income (loss)". 2015 ($0.15 per share), $102 million included in "Investment income (loss)".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 426 million shares in 2016 and 422 million shares in 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    25

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2016			Three Months Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,239	$—		$2,189	$—

	Expenses
(2)	Fuel	131	—		127	—
(3)	Purchased power	724	—		787	—
(4)	Other operating expenses	596	(8)	(b)	572	(7)	(b)
(5)	Pension and OPEB mark-to-market adjustment	101	(101)	(a)	179	(179)	(a)
(6)	Provision for depreciation	172	—		154	—
(7)	Amortization of regulatory assets, net	95	—		65	—
(8)	General taxes	176	—		167	—
(9)	Impairment of assets	—	—		—	—
(10)	Total Expenses	1,995	(109)		2,051	(186)
(11)	Operating Income	244	109		138	186

	Other Income (Expense)
(12)	Investment income	12	1	(d)	9	4	(d)
(13)	Impairment of equity method investment	—	—		—	—
(14)	Interest expense	(144)	2	(c)	(150)	—
(15)	Capitalized financing costs	5	—		4	—
(16)	Total Other Expense	(127)	3		(137)	4

(17)	Income Before Income Taxes (Benefits)	117	112		1	190
(18)	Income taxes (benefits)	39	44		(12)	75
(19)	Net Income	$78	$68		$13	$115

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2016 ($0.15 per share), ($101) million included in "Pension and OPEB mark-to-market adjustment". 2015 ($0.26 per share), ($179) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Regulatory charges: 2016 ($0.01 per share), ($8) million included in "Other operating expenses". 2015 ($0.01 per share), $(7) million included in "Other operating expenses".
(c)	Debt redemption costs: 2016, $2 million included in "Interest expense".
(d)	Trust securities impairment: 2016, $1 million included in "Investment income". 2015, $4 million included in "Investment income".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 431 million shares in the fourth quarter of 2016 and 423 million shares in the fourth quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    26

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2016			Year Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$9,629	$—		$9,582	$2	(b)

	Expenses
(2)	Fuel	567	—		533	—
(3)	Purchased power	3,273	—		3,548	—
(4)	Other operating expenses	2,436	(87)	(b)	2,240	(41)	(b)
(5)	Pension and OPEB mark-to-market adjustment	101	(101)	(a)	179	(179)	(a)
(6)	Provision for depreciation	676	—		664	—
(7)	Amortization of regulatory assets, net	313	—		261	(2)	(b)
(8)	General taxes	720	—		703	—
(9)	Impairment of assets	—	—		8	(8)	(c)
(10)	Total Expenses	8,086	(188)		8,136	(230)
(11)	Operating Income	1,543	188		1,446	232

	Other Income (Expense)
(12)	Investment income	49	2	(e)	42	12	(e)
(13)	Impairment of equity method investment	—	—		—	—
(14)	Interest expense	(586)	2	(d)	(600)	—
(15)	Capitalized financing costs	20	—		25	—
(16)	Total Other Expense	(517)	4		(533)	12

(17)	Income Operations Before Income Taxes	1,026	192		913	244
(18)	Income taxes	375	72		325	95
(19)	Net Income	$651	$120		$588	$149

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2016 ($0.15 per share), ($101) million included in "Pension and OPEB mark-to-market adjustment". 2015 ($0.26 per share), ($179) million included in "Pension and OPEB mark-to-market adjustment".

(b)
Regulatory charges: 2016 ($0.13 per share), ($87) million included in "Other operating expenses". 2015 ($0.07 per share), $2 million included in "Revenues", ($41) million included in "Other operating expenses", and ($2) million included in "Amortization of regulatory assets, net".

(c)	Asset impairment/Plant exit costs: 2015 ($0.01 per share), ($8) million included in "Impairment of assets".
(d)	Debt redemption costs: 2016, $2 million included in "Interest expense".
(e)	Trust securities impairment: 2016, $2 million included in "Investment income". 2015 ($0.02 per share), $12 million included in "Investment income".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 426 million shares in 2016 and 422 million shares in 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    27

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2016			Three Months Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$294	$—		$267	$—

	Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	—	—		—	—
(4)	Other operating expenses	40	—		43	—
(5)	Pension and OPEB mark-to-market adjustment	1	(1)	(a)	3	(3)	(a)
(6)	Provision for depreciation	49	—		42	—
(7)	Amortization of regulatory assets, net	3	—		2	—
(8)	General taxes	38	—		29	—
(9)	Impairment of assets	—	—		—	—
(10)	Total Expenses	131	(1)		119	(3)
(11)	Operating Income	163	1		148	3

	Other Income (Expense)
(12)	Investment income	—	—		—	—
(13)	Impairment of equity method investment	—	—		—	—
(14)	Interest expense	(41)	—		(39)	—
(15)	Capitalized financing costs	9	—		8	—
(16)	Total Other Expense	(32)	—		(31)	—

(17)	Income Before Income Taxes	131	1		117	3
(18)	Income taxes	44	—		43	1
(19)	Net Income	$87	$1		$74	$2

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments- Pension/OPEB actuarial assumptions: 2016, ($1) million included in "Pension and OPEB mark-to-market adjustment". 2015, ($3) million included in "Pension and OPEB mark-to-market adjustment".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 431 million shares in the fourth quarter of 2016 and 423 million shares in the fourth quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    28

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2016			Year Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$1,151	$—		$1,054	$—

	Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	—	—		—	—
(4)	Other operating expenses	161	—		156	—
(5)	Pension and OPEB mark-to-market adjustment	1	(1)	(a)	3	(3)	(a)
(6)	Provision for depreciation	187	—		164	—
(7)	Amortization of regulatory assets, net	7	—		7	—
(8)	General taxes	153	—		102	—
(9)	Impairment of assets	—	—		—	—
(10)	Total Expenses	509	(1)		432	(3)
(11)	Operating Income	642	1		622	3

	Other Income (Expense)
(12)	Investment income	—	—		—	—
(13)	Impairment of equity method investment	—	—		—	—
(14)	Interest expense	(158)	—		(147)	—
(15)	Capitalized financing costs	34	—		44	—
(16)	Total Other Expense	(124)	—		(103)	—

(17)	Income Before Income Taxes	518	1		519	3
(18)	Income taxes	187	—		191	1
(19)	Net Income	$331	$1		$328	$2

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments-Pension/OPEB actuarial assumptions: 2016, ($1) million included in "Pension and OPEB mark-to-market". 2015, ($3) million included in "Pension and OPEB mark-to-market adjustment".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 426 million shares in 2016 and 422 million shares in 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    29

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2016			Three Months Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$1,014	$—		$1,285	$—

	Expenses
(2)	Fuel	266	(8)	(c)	350	(76)	(c,e)
(3)	Purchased power	199	—		343	—
(4)	Other operating expenses	406	(19)	(b)	406	(7)	(b,d,e)
(5)	Pension and OPEB mark-to-market adjustment	45	(45)	(a)	60	(60)	(a)
(6)	Provision for depreciation	103	—		101	—
(7)	Amortization of regulatory assets, net	—	—		—	—
(8)	General taxes	36	—		28	(1)	(e)
(9)	Impairment of assets	9,218	(9,218)	(e)	16	(16)	(e)
(10)	Total Expenses	10,273	(9,290)		1,304	(160)
(11)	Operating Income (Loss)	(9,259)	9,290		(19)	160

	Other Income (Expense)
(12)	Investment income (loss)	10	7	(g)	(9)	27	(g)
(13)	Impairment of equity method investment	—	—		—	—
(14)	Interest expense	(51)	3	(f)	(48)	—
(15)	Capitalized interest	8	—		10	—
(16)	Total Other Expense	(33)	10		(47)	27

(17)	Income (Loss) Before Income Taxes (Benefits)	(9,292)	9,300		(66)	187
(18)	Income taxes (benefits)	(3,402)	3,411		(26)	71
(19)	Net Income (Loss)	$(5,890)	$5,889		$(40)	$116

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2016 ($0.06 per share), ($45) million included in "Pension and OPEB mark-to market adjustment". 2015 ($0.09 per share), ($60) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Mark-to-market adjustments-Other: 2016 ($0.03 per share), ($19) million included in "Other operating expense". 2015 (($0.01) per share), $9 million included in "Other operating expenses".
(c)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel". 2015 ($0.11 per share), ($75) million included in "Fuel".
(d)	Retail repositioning charges: 2015 ($0.02 per share), ($15) million included in "Other operating expenses".
(e)
Asset Impairment/Plant exit costs: 2016 ($13.54 per share), ($9,218) million included in "Impairment of assets". 2015 ($0.03 per share), ($1) million included in "Fuel", ($1) million included in "Other operating expenses", ($1) million included in "General taxes", and ($16) million included in "Impairment of assets".

(f)	Debt redemption costs: 2016 ($0.01 per share), $3 million included in "Interest expense".
(g)	Trust securities impairment: 2016 ($0.01 pr share), $7 million included in "Investment income (loss)". 2015 ($0.04 per share), $27 million included in "Investment income (loss)".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 431 million shares in the fourth quarter of 2016 and 423 million shares in the fourth quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    30

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2016			Year Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$4,549	$—		$5,384	$(5)	(f)

	Expenses
(2)	Fuel	1,099	(90)	(c,f)	1,322	(123)	(c,f)
(3)	Purchased power	1,019	—		1,456	—
(4)	Other operating expenses	1,526	(9)	(b)	1,670	32	(b,d,e,f)
(5)	Pension and OPEB mark-to-market adjustment	45	(45)	(a)	60	(60)	(a)
(6)	Provision for depreciation	387	—		394	—
(7)	Amortization of regulatory assets, net	—	—		—	—
(8)	General taxes	134	—		140	(2)	(f)
(9)	Impairment of assets	10,665	(10,665)	(f)	34	(34)	(f)
(10)	Total Expenses	14,875	(10,809)		5,076	(187)
(11)	Operating Income (Loss)	(10,326)	10,809		308	182

	Other Income (Expense)
(12)	Investment income (loss)	66	17	(f,h)	(16)	90	(h)
(13)	Impairment of equity method investment	—	—		—	—
(14)	Interest expense	(194)	7	(g)	(192)	—
(15)	Capitalized interest	37	—		39	—
(16)	Total Other Expense	(91)	24		(169)	90

(17)	Income (Loss) Before Income Taxes (Benefits)	(10,417)	10,833		139	272
(18)	Income taxes (benefits)	(3,498)	3,658	(f)	50	101
(19)	Net Income (Loss)	$(6,919)	$7,175		$89	$171

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2016 ($0.06 per share), ($45) million included in "Pension and OPEB mark-to-market adjustment". 2015 ($0.09 per share), ($60) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Mark-to-market adjustments-Other: 2016 ($0.01 per share), ($9) million included in "Other operating expenses". 2015 (($0.11) per share), $73 million included in "Other operating expenses".
(c)	Merger accounting - commodity contracts: 2016 ($0.05 per share), ($32) million included in "Fuel". 2015 ($0.16 per share), ($110) million included in "Fuel".
(d)	Regulatory charges: 2015, ($1) million included in "Other operating expenses".
(e)	Retail repositioning charges: 2015 ($0.05 per share), ($31) million included in "Other operating expenses".
(f)
Asset Impairment/Plant exit costs: 2016, ($16.67 per share), ($58) million included in "Fuel"; ($10,665) million included in "Impairment of assets"; ($2) million included in "Investment income (loss); and $159 million included in "Income taxes". 2015 ($0.09 per share), ($5) million included in "Revenues", ($13) million included in "Fuel", ($9) million included in "Other operating expenses", ($34) million included in "Impairment of assets", and ($2) million included in "General taxes".

(g)	Debt redemption costs: 2016 ($0.01 per share), $7 million included in "Interest expense".
(h)	Trust securities impairment: 2016 ($0.03 per share), $19 million included in "Investment income (loss)". 2015 ($0.13 per share), $90 million included in "Investment income (loss)".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 426 million shares in 2016 and 422 million shares in 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    31

FirstEnergy Corp.
Corporate/Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2016			Three Months Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$(172)	$—		$(200)	$—

	Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	(102)	—		(123)	—
(4)	Other operating expenses	(19)	—		(69)	—
(5)	Pension and OPEB mark-to-market adjustment	—	—		—	—
(6)	Provision for depreciation	15	—		16	—
(7)	Amortization of regulatory assets, net	—	—		—	—
(8)	General taxes	6	—		7	—
(9)	Impairment of assets	—	—		—	—
(10)	Total Expenses	(100)	—		(169)	—
(11)	Operating Loss	(72)	—		(31)	—

	Other Income (Expense)
(12)	Investment loss	(13)	—		(8)	2	(a)
(13)	Impairment of equity method investment	—	—		(362)	362	(a)
(14)	Interest expense	(58)	2	(b)	(49)	—
(15)	Capitalized interest	2	—		2	—
(16)	Total Other Expense	(69)	2		(417)	364

(17)	Loss Before Income Tax Benefits	(141)	2		(448)	364
(18)	Income tax benefits	(70)	1		(175)	127
(19)	Net Loss	$(71)	$1		$(273)	$237

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Asset impairment/Plant exit costs: 2015 ($0.56 per share), $2 million included in "Investment loss", and $362 million included in "Impairment of equity method investment".
(b)	Debt redemption costs: 2016, $2 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 431 million shares in the fourth quarter of 2016 and 423 million shares in the fourth quarter of 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    32

FirstEnergy Corp.
Corporate/Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2016			Year Ended December 31, 2015

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$(767)	$—		$(994)	$—

	Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	(479)	—		(686)	—
(4)	Other operating expenses	(265)	—		(317)	—
(5)	Pension and OPEB mark-to-market adjustment	—	—		—	—
(6)	Provision for depreciation	63	—		60	—
(7)	Amortization of regulatory assets, net	—	—		—	—
(8)	General taxes	35	—		33	—
(9)	Impairment of assets	—	—		—	—
(10)	Total Expenses	(646)	—		(910)	—
(11)	Operating Loss	(121)	—		(84)	—

	Other Income (Expense)
(12)	Investment loss	(31)	—		(48)	13	(a)
(13)	Impairment of equity method investment	—	—		(362)	362	(a)
(14)	Interest expense	(219)	2	(b)	(193)	—
(15)	Capitalized interest	12	—		9	—
(16)	Total Other Expense	(238)	2		(594)	375

(17)	Loss Before Income Tax Benefits	(359)	2		(678)	375
(18)	Income tax benefits	(119)	1		(251)	131
(19)	Net Loss	$(240)	$1		$(427)	$244

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Asset impairment/Plant exit costs: 2015 ($0.57 per share), $13 million included in "Investment loss", and $362 million included in "Impairment of equity method investment.
(b)	Debt redemption costs: 2016 ($0.01 per share), $2 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 426 million shares in 2016 and 422 million shares in 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    33

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended December 31, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

4Q 2016 Net Income (Loss) - GAAP	$78	$87	$(5,890)	$(71)	$(5,796)

4Q 2016 Basic earnings (loss) per share (avg. shares outstanding 431M)	$0.18	$0.20	$(13.66)	$(0.16)	$(13.44)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.15	—	0.06	—	0.21
Other	—	—	0.03	—	0.03
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Regulatory charges	0.01	—	—	—	0.01
Asset impairment/Plant exit costs	—	—	13.54	—	13.54
Debt redemption costs	—	—	0.01	—	0.01
Trust securities impairment	—	—	0.01	—	0.01
Total Special Items	$0.16	$—	$13.66	$—	$13.82
Basic EPS - Operating (Non-GAAP)	$0.34	$0.20	$—	$(0.16)	$0.38

Three Months Ended December 31, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

4Q 2015 Net Income (Loss) - GAAP	$13	$74	$(40)	$(273)	$(226)

4Q 2015 Basic earnings (loss) per share (avg. shares outstanding 423M)	$0.03	$0.18	$(0.10)	$(0.64)	$(0.53)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.26	—	0.09	—	0.35
Other	—	—	(0.01)	—	(0.01)
Merger accounting - commodity contracts	—	—	0.11	—	0.11
Regulatory charges	0.01	—	—	—	0.01
Retail repositioning charges	—	—	0.02	—	0.02
Asset impairment/Plant exit costs	—	—	0.03	0.56	0.59
Trust securities impairment	—	—	0.04	—	0.04
Total Special Items	$0.27	$—	$0.28	$0.56	$1.11
Basic EPS - Operating (Non-GAAP)	$0.30	$0.18	$0.18	$(0.08)	$0.58

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 41%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    34

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Year Ended December 31, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2016 Net Income (Loss) - GAAP	$651	$331	$(6,919)	$(240)	$(6,177)

2016 Basic EPS (avg. shares outstanding 426M)	$1.53	$0.78	$(16.23)	$(0.57)	$(14.49)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.15	—	0.06	—	0.21
Other	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.05	—	0.05
Regulatory charges	0.13	—	—	—	0.13
Asset impairment/Plant exit costs	—	—	16.67	—	16.67
Debt redemption costs	—	—	0.01	0.01	0.02
Trust securities impairment	—	—	0.03	—	0.03
Total Special Items	$0.28	$—	$16.83	$0.01	$17.12
Basic EPS - Operating (Non-GAAP)	$1.81	$0.78	$0.60	$(0.56)	$2.63

Year Ended December 31, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2015 Net Income - GAAP	$588	$328	$89	$(427)	$578

2015 Basic EPS (avg. shares outstanding 422M)	$1.39	$0.78	$0.21	$(1.01)	$1.37
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.26	—	0.09	—	0.35
Other	—	—	(0.11)	—	(0.11)
Merger accounting - commodity contracts	—	—	0.16	—	0.16
Regulatory charges	0.07	—	—	—	0.07
Retail repositioning charges	—	—	0.05	—	0.05
Asset impairment/Plant exit costs	0.01	—	0.09	0.57	0.67
Trust securities impairment	0.02	—	0.13	—	0.15
Total Special Items	$0.36	$—	$0.41	$0.57	$1.34
Basic EPS - Operating (Non-GAAP)	$1.75	$0.78	$0.62	$(0.44)	$2.71

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates ranges from 35% to 41%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    35

FirstEnergy Corp.
Special Items

(In millions, except per share amount)

Year Ended December 31, 2016	Pre-tax	After-tax	EPS*

Special Items:
Mark-to-market adjustments
Pension and OPEB actuarial assumptions	$147	$90	$0.21
Other	9	5	0.01
Merger accounting - commodity contracts	32	21	0.05
Regulatory charges	87	56	0.13
Asset impairment/Plant exit costs	10,721	7,105	16.67
Trust securities impairment	21	13	0.03
Debt redemption costs	11	7	0.02
Total Special Items	$11,028	$7,297	$17.12

*Per share amounts for the special items above are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period (426 million). The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and valuation allowances against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 41%.

(In millions, except per share amount)

Estimate for Year 2017	Pre-tax	After-tax	EPS*

Special Items:
Regulatory charges	$26	$16	$0.04
Debt redemption costs	135	85	0.19
Total Special Items	$161	$101	$0.23

Estimate for Q1 2017	Pre-tax	After-tax	EPS*

Special Items:
Regulatory charges	$6	$4	$0.01
Debt redemption costs	—	—	—
Total Special Items	$6	$4	$0.01

* Per share amounts for the special items above are based on the after-tax effect of each item divided by the weighted average basic shares outstanding and assumes up to $600 million of additional equity in 2017. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount. The income tax rates range from 37% to 42%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    36

2015/2016 Special Item Descriptions

•	Mark-to-market adjustments

◦	Pension/OPEB actuarial assumptions - Reflects changes in fair value of plan assets and net actuarial gains and losses associated with the company's pension and other postemployment benefit plans.

◦	Other - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions.

•	Merger accounting - commodity contracts - Primarily reflects the non-cash amortization of acquired commodity contracts from the Allegheny Energy Merger.

•	Regulatory charges - Primarily reflects the impact of regulatory orders requiring certain commitments and/or disallowing the recoverability of costs.

•	Retail repositioning charges - Primarily reflects termination and restructuring costs associated with CES' revised sales strategy.

•
Asset impairment/Plant exit costs - Primarily reflects impairment charges in the fourth quarter of 2016 resulting from management's plans to exit competitive operations by mid-2018 and the anticipated cash flows over this shortened period as well as impairment charges in the second quarter of 2016 resulting from management's decision to exit the Bay Shore Unit 1 generating station and Units 1-4 of the W.H. Sammis generating station and the impairment of goodwill at CES.  Also reflects the non-cash amortization/impairment of certain non-core investments and the impact of non-core asset sales recognized in 2015.

•	Debt redemption costs - Primarily reflects costs associated with the redemption and early retirement of debt.

•	Trust securities impairment - Primarily reflects non-cash other than temporary impairment charges on nuclear decommissioning trust assets.

Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2016                    37

Recent Developments

Financial Matters
Dividend
On January 17, 2017, the Board of Directors of FirstEnergy Corp. (FE) declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock to be paid from other paid-in-capital. The dividend is payable March 1, 2017, to shareholders of record at the close of business on February 7, 2017.

Board of Directors
On January 17, 2017, FE announced that Steven J. Demetriou and James F. O'Neil III were elected to the company's Board of Directors. Demetriou, 58, is chairman and chief executive officer of Dallas-based Jacobs Engineering Group, Inc., a provider of technical professional and construction services. Mr. Demetriou has more than 30 years of leadership experience, including 15 years in the role of chief executive officer at various companies. Mr. O'Neil, 58, is a partner at Western Commerce Group, an advisory and investment firm based in Fort Worth, Texas. Prior to joining Western Commerce Group, Mr. O'Neil was president, chief executive officer and a director of Quanta Services Inc., a provider of contracting services primarily to the electric power and oil and gas industries, from 2011 until 2016.
On February 21, 2017, FE announced that Ernest J. Novak, Jr. and Ted J. Kleisner will retire from the Board, effective May 16, 2017, as they each have reached the mandatory retirement age of 72. Additionally, FE announced that Robert B. Heisler, Jr., whose term also ends on May 16, 2017, is concluding his service due to health reasons.
These changes will bring the size of FE's Board to 13 members.

Financing Activities
On December 13, 2016, FE contributed approximately 16.1 million shares of its common stock to the FirstEnergy System Master Retirement Trust to satisfy certain future funding obligations of FE and its subsidiaries to the Pension Trust.
On December 15, 2016, West Penn Power Company (WP) issued $100 million of 3.84% first mortgage bonds (FMBs) due 2046. Proceeds were used to repay short-term borrowings, to fund capital expenditures and for other general corporate purposes.
On December 19, 2016, FirstEnergy Nuclear Generation, LLC (NG) and FirstEnergy Generation, LLC (FG) issued $450 million and $250 million respectively, of FMBs due December 31, 2018 to FE as a lender under the new FirstEnergy Solutions Corp. (FES) secured facility as described under "Credit Facilities Activities" below.

Credit Facilities Activities
On December 6, 2016, FE and certain subsidiaries entered into three new five-year syndicated credit facilities available through December 6, 2021, and concurrently terminated previous credit facilities that were to expire March 31, 2019, as follows:

•
FE and its 10 regulated distribution utilities entered into a new $4 billion revolving credit facility, which represents an increase of $500 million over its previous $3.5 billion facility that it replaced,

•	FirstEnergy Transmission, LLC and its subsidiaries entered into a $1 billion revolving credit facility, which replaced a $1 billion facility, and

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•	FE entered into a $1.2 billion term loan, which replaced two separate term loan facilities of $1 billion and $200 million.
Changes in the new FE credit agreements include an incremental $5.5 billion exclusion for purposes of calculating the debt to total capitalization ratio financial covenant for after-tax charges or write-offs related to asset impairments at FE’s unregulated generation subsidiaries, and excluding FES and Allegheny Energy Supply Company, LLC (AE Supply) from the definition of “significant subsidiaries,” which, among other things, removes them from FE’s covenants and defaults including those resulting from adverse judgments in excess of $100 million and also eliminates lender approvals previously required for FES and AE Supply asset sales.
FES and AE Supply terminated their unsecured $1.5 billion syndicated credit facility (commitments of $900 million and $600 million for FES and AE Supply, respectively). FES entered into a new, two-year secured credit facility with FE in which FE provided a commitment to make revolving loans to FES of up to $500 million and additional surety credit support of up to $200 million. The new facility provides FES with liquidity support through December 31, 2018, and is secured by FMBs issued by FES’ subsidiaries, FG and NG. FE also reaffirmed its obligations to FES under the Intercompany Tax Allocation Agreement among FE and its subsidiaries and made amendments to the Shared Service Agreement to prevent termination until the earlier of December 31, 2018, or a change in control of FES or its subsidiaries.
On February 16, 2017, FE entered into two separate $125 million three-year term loan credit agreements with Bank of America and the Bank of Nova Scotia, respectively. The proceeds were used to reduce short-term debt.

Moody's Investors Service (Moody's) Actions
On November 4, 2016, Moody's affirmed the Baa3 issuer and senior unsecured rating at FE and changed the rating outlook to stable from negative. In a separate rating action, Moody's downgraded the corporate family rating (CFR) for FES to Caa1 from Ba2 and the CFR for AE Supply to B1 from Ba1. Moody's rating outlooks for both FES and AE Supply remain negative.
On February 3, 2017, Moody's upgraded its senior secured rating on WP to A1 from A2 and its issuer rating to A3 from Baa1, its senior unsecured and issuer ratings on ME to A3 from Baa1 and its senior unsecured and issuer ratings on PN to Baa1 from Baa2. Moody's also affirmed its ratings at Pennsylvania Power Company (PP). The rating outlook for all companies is stable.

S&P Global Ratings (S&P) Actions
On November 4, 2016, S&P affirmed the issuer credit rating (ICR) for FE and its regulated utility subsidiaries at BBB- with a negative outlook. In a separate action, S&P lowered the corporate credit rating for FES to B from BB- and lowered FES' secured and unsecured ratings to BB- from BB+ and B from BB-, respectively, and placed all FES' ratings on CreditWatch with negative implications. S&P also placed AE Supply’s corporate credit and unsecured debt ratings of BB- and senior secured debt rating of BB+ on CreditWatch with developing implications.
On December 1, 2016, S&P lowered its corporate credit rating on FES to CCC+ from B with a negative outlook and removed it from CreditWatch. FES’ senior secured debt rating was lowered to B and its unsecured debt rating was lowered to CCC+.
On January 11, 2017, S&P lowered its ICR on AE Supply and Allegheny Generating Co. (AGC) to B+ from BB-. At the same time, S&P lowered its issue-level rating on AE Supply's secured debt to BB from BB+ and affirmed its issue-level rating on AE Supply’s unsecured debt at BB-. All of these ratings remain on CreditWatch with developing implications.

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Fitch Ratings (Fitch) Actions
On November 11, 2016, Fitch upgraded FE's Long-Term issuer default rating (IDR) to BBB- from BB+ and senior unsecured debt rating to BBB- from BB+ with a stable outlook.
On January 6, 2017, Fitch assigned first-time IDRs to FE's utility and transmission operating subsidiaries, whose ratings fall in the low-to-mid BBB rating category. The rating outlook is stable. Fitch also assigned first-time IDRs of CC to FES, FG and NG. Fitch assigned a first-time IDR of B to AE Supply and B+ to AGC. The rating outlook for AE Supply and AGC is stable.

Operational Matters
Updates on Strategic Review of Competitive Energy Services
On November 16, 2016, FES employee board members Donald R. Schneider, Samuel L. Belcher and Donald A. Moul replaced Charles E. Jones, James F. Pearson and James H. Lash. In addition, two new independent board members, John C. Blickle and James C. Boland, were elected.
On January 18, 2017, AE Supply and AGC entered into a purchase agreement to sell four of AE Supply’s natural gas generating plants and approximately 59% of AGC’s interests in Bath County (1,572 MWs of combined capacity) for an all cash purchase price of $925 million. The transaction is expected to close in the third quarter of 2017 subject to satisfaction of various customary and other closing conditions, including, without limitation, receipt of regulatory approvals, third party consents and the satisfaction and discharge of AE Supply’s senior note indenture, under which there is approximately $305 million aggregate principal amount of indebtedness outstanding. The satisfaction and discharge is expected to require the payment of a “make-whole” premium currently estimated to be approximately $100 million. It is expected that proceeds from the sale will be invested in the unregulated company money pool and may be used for the repayment of debt and general corporate purposes. As a further condition to closing, FE will provide two limited guaranties of certain obligations of AE Supply and AGC arising under the purchase agreement. The guaranties vary in amount and scope with expiration dates of one year and three years from the transaction close date. Additionally, in connection with Monongahela Power Company's (MP) RFP seeking additional generation capacity, AE Supply offered the Pleasants power station (1,300 MWs) for approximately $195 million.
As part of assessing the viability of strategic alternatives, FirstEnergy determined that the carrying value of long-lived assets of the competitive business were not recoverable, specifically given FirstEnergy’s target to implement its exit from competitive operations by mid-2018, significantly before the end of the original useful lives, and the anticipated cash flows over this shortened period. As a result, CES recorded a non-cash pre-tax impairment charge of $9,218 million ($8,082 million at FES) in the fourth quarter of 2016 to reduce the carrying value of certain assets to their estimated fair value, including long-lived assets, such as generating plants and nuclear fuel, as well as other assets, such as materials and supplies.

	FE Consolidated			FES Consolidated
Impaired Asset	Net Book Value	Fair Value	Impairment	Net Book Value	Fair Value	Impairment
	(In millions)
Coal generation assets	$4,672	$614	$4,058	$3,699	$435	$3,264
Nuclear generation assets	4,842	460	4,382	4,825	460	4,365
Gas/Hydro generation assets	1,187	921	266	—	—	—
Nuclear Fuel	703	460	243	703	460	243
Other assets (1)	382	113	269	314	104	210
Totals	$11,786	$2,568	$9,218	$9,541	$1,459	$8,082

(1)	Includes the impairment of materials and supplies ($142), AE Supply coal contracts ($55 million), AE Supply's investment in OVEC ($37 million) and other assets ($35 million).

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Regulatory Matters
Pennsylvania Rate Case Update
On October 14, 2016, the Pennsylvania Utilities (ME, PN, PP, and WP) made settlement filings with the PPUC for their distribution rate cases. On January 19, 2017, the PPUC approved the settlement agreements with new rates effective January 27, 2017. The following table summarizes the resulting estimated annual pre-tax earnings impact:

($ Millions)	ME	PN	PP	WP
Estimated Annual Pre-Tax Earnings Impact	$67	$74	$22	$40
The settlements include a provision whereby the Pennsylvania Utilities agree not to file to further increase base distribution rates prior to January 27, 2019. In addition, the settlements are “black box settlements” with no specified return on equity identified for each utility.

New Jersey Rate Case Update
On November 30, 2016, JCP&L submitted to the ALJ a Stipulation of Settlement achieved with all intervening parties providing for an annual $80 million distribution revenue increase, effective January 1, 2017. The ALJ filed an Initial Decision concluding that the Stipulation of Settlement should be approved, and the New Jersey Board of Public Utilities (NJBPU) approved the Stipulation of Settlement on December 12, 2016.
As part of the Stipulation of Settlement the intervening parties agreed that JCP&L can accelerate the amortization of the 2012 major storm costs to achieve full recovery by December 31, 2019. On January 25, 2017, the NJBPU approved the accelerated recovery of storm costs.

Mon Power Integrated Resource Plan (IRP) Update
On December 16, 2016, MP issued requests for proposals (RFP) to address its generation shortfall identified in the IRP along with issuing a second RFP to sell its interest in the Bath County pumped storage project located in Bath County, Virginia. Bids were received by an independent evaluator in February 2017 for both RFPs. MP expects to execute definitive agreements with selected respondent(s) and file the appropriate applications with the West Virginia Public Service Commission and the Federal Energy Regulatory Commission (FERC).

Mid-Atlantic Interstate Transmission (MAIT) Update
On October 28, 2016, MAIT submitted an application to FERC requesting authorization to implement a formula transmission rate to recover and earn a return on transmission assets effective January 1, 2017.
On November 30, 2016, various intervenors submitted protests of the proposed MAIT formula rate. Among other things, the protests asked FERC to suspend the proposed effective date for the formula rate until June 1, 2017. MAIT filed a response to the protests on December 12, 2016.
On December 28, 2016, FERC Staff issued a deficiency letter requesting additional information regarding MAIT’s proposed transmission rate. MAIT filed responses to FERC's Staff deficiency letter and requested authorization to implement forward-looking formula rates as of February 1, 2017.
On January 26, 2017, FERC issued an order authorizing the PJM tariff amendments that were necessary to affect the MAIT asset transfer, and that asset transfer closed on January 31, 2017. MAIT now owns and operates the ME and PN transmission assets. Because the formula rate remains pending at FERC, MAIT will charge existing stated transmission rates through the date when FERC authorizes the MAIT formula rate to go into effect.

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JCP&L Formula Transmission Rate Filing Update
Given that JCP&L will not be transferring its transmission assets to MAIT, JCP&L elected to update its transmission rate. On October 28, 2016, JCP&L submitted an application to FERC requesting authorization to implement a formula transmission rate to recover and earn a return on transmission assets effective January 1, 2017.
On November 18, 2016, a group of intervenors, including the NJBPU and New Jersey Division of Rate Counsel, filed a protest of the proposed JCP&L transmission rate. Among other things, the protest asked FERC to suspend the proposed effective date for the formula rate until June 1, 2017. On December 5, 2016, JCP&L filed an answer to the protest.
On December 28, 2016, FERC Staff issued a deficiency letter requesting additional information regarding JCP&L’s proposed transmission rate. As a result of the deficiency letter, FERC’s order on the rate remains pending. JCP&L responded to FERC Staff’s request on January 10, 2017 and requested authorization to implement forward-looking formula rates as of January 1, 2017.

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Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, our planned forward-looking formula rates and the effectiveness of our strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and possibly FirstEnergy Nuclear Operating Company (FENOC), to restructure its debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy; the risks and uncertainties at the CES segment, including FES and its subsidiaries and FENOC, related to continued depressed wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and possibly FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Ohio Distribution Modernization Rider; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy and/or its subsidiaries, specifically the subsidiaries within the CES segment; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.'s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The registrants expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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